Exhibit 10.1
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                                                                  EXECUTION COPY
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                            MASTER LICENSE AGREEMENT

                                       FOR

                               KMC TELECOM V, INC.

         This Master License Agreement (the "Agreement") made this 20th day of June 2000 by and between Fullnet Communications, Inc., an Oklahoma corporation, having an address at 201 Robert S. Kerr, Suite 210, Oklahoma City, OK 73102 ("Licensor") and KMC Telecom V, Inc., a Delaware corporation, having an address at 1545 Route 206, Suite 300, Bedminster NJ 07921 ("Licensee").

                                   WITNESSETH

         WHEREAS, Licensor has entered into leases with landlords of premises, each of whom has been made a party to the respective Co-Location Schedules (each, a "Co-Location Schedule", a form of which is attached hereto as Exhibit
D) and Licensor is a tenant in the premises identified under the leases covering the leasing of portions of office buildings located at certain sites ("Sites");

         WHEREAS, Licensee wishes to operate its communications systems at the Sites, and Licensor is willing to grant to Licensee a license to use a portion of each Site for such purposes under the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained and for other good and valuable consideration, Licensor and Licensee hereby agree as follows:

1. Use of Space. Licensor hereby grants to Licensee a license to use a part of Licensor's premises at each Site (each, a "Space") to accommodate the number of equipment cabinets or the square footage as set forth in the Co-Location Schedules (the "License"). Licensor shall designate the exact location of the Space, which location shall be reasonably acceptable to the Licensee. Licensor will supply power of the type and in the amount designated as set forth in Exhibit C. The Space shall be used solely for the installation and operation of telecommunications equipment which complies with National Electric Code Standards and provides "telecommunications services" or "information services" as those terms are defined in the Communications Act of 1934, as amended, (the "Equipment") set forth in Exhibit A which may be amended by Licensee at any time and from time to time, in connection with Licensee's business. Licensee covenants and agrees that Licensee shall not use the Space for any other purposes whatsoever unless otherwise specifically authorized in writing by Licensor. Licensee's use of the Space is to be conducted in accordance with all security procedures adopted by Licensor, a copy of which shall have been delivered to Licensee, provided that Licensor's security procedures shall not in any way limit Licensee's access to the Space as set forth in Section 3. Licensee acknowledges that the other licensees may use parts of the Site (but not the Space) for collocation and other related activities, but Licensee does not assume any liability for any act or omission of such other licensees. Licensor may, at its option, upon at least fifteen (15) days prior notice to Licensee, substitute for the Space other space at any of the Sites set forth in the respective Co-Location Schedules, provided that the substitute space contains approximately an equal area of space and has substantially similar configuration and is otherwise reasonably acceptable to Licensee. In addition, the move shall be performed during off peak hours as Licensee may designate in its sole discretion in order to avoid service interruption of Licensee's business. Expenses for such move will be borne by Licensor.

2. Prohibited Uses. Licensee shall not at any time use or allow any person to use the Space or do or permit anything to be done or kept in or about the Space that: (a) violates any certificate of occupancy in force for such Site, provided a copy of such certificate has been delivered to Licensee; (b) causes or is likely to cause damage to a Site or the Space, any equipment, facilities or other systems therein;
         (c) constitutes a material violation of any applicable law; (d) violates a requirement or condition of the standard fire insurance policy issued for office or data processing buildings at such Site, provided a copy of such policy has been delivered to Licensee; or (e) materially interferes with or disrupts the use or occupancy of any area of a Site, other than a Space, by other lessees, licensees or occupants of such other areas.

3. Services Provided. Licensor shall provide the support (collectively, the "Services") for the Licensee's Equipment installed in the Space as set forth below:

         a. Installation Support. Installation support ("Installation Services") including necessary power connections, floor tile cutouts or ceiling conduit, equipment and terminal connections as detailed in the Installation Support Work Description attached hereto as Exhibit B;

         b. Conditioned Environment. Conditioned environment with controlled access for operation on shared, no-wall basis, including adequate UPS backed electricity, generator backed electricity, or building standard commercial power and computer air conditioning as described in Exhibit C;

         c. Security. High-level security at the Space, twenty-four (24) hours a day, seven (7) days a week, three hundred and sixty five (365) days per year at each Site which will protect Licensee's Equipment, critical systems, services and information resources;

         d. Fire Suppression. Fire suppression equipment and services, twenty-four (24) hours a day, seven (7) days a week, three hundred and sixty five (365) days per year, which will protect Licensee's Equipment, critical systems, services and information resources;

         e. Access to Space. Licensee and its designated representatives shall have access to the Space twenty-four (24) hours a day, seven (7) days a week, three hundred and sixty five (365) days per year; and

         f. Any Additional Services. Any additional services other than the Services set forth herein provided that the fees to be paid for such additional services shall be mutually agreed upon by Licensor and Licensee pursuant to a written amendment of this Agreement.

         Licensee acknowledges that Licensor may temporarily interrupt the Services as necessary for the reasons of mandate by applicable law, utility stoppage beyond its control, or inspection and repair required to operate and maintain the plumbing, mechanical and electrical systems of the Site. Licensor shall provide a fifteen (15) day prior written notice to Licensee of any scheduled inspections and repairs. Licensor agrees to minimize any interruption of Services.

4.       Licensor Representations and Covenants.


         a. Organization; Powers. (i) Licensor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified or licensed to conduct business in the jurisdiction in which its principal place of business is located and in every other jurisdiction where such qualification is necessary, including but not limited to the jurisdictions set forth in the Co-Location Schedules; (ii) Licensor has the power and authority to carry on its business as now conducted; and (iii) Licensor has the power and authority to execute and deliver this Agreement, the Co-Location Schedules and any other documents to which it is a party, and will have the power to execute and deliver any other instruments to be delivered by it subsequent to the date hereof.

         b.       Corporate   Authorizations.   The   execution,   delivery  and
                  performance of this Agreement, the Co-Location Schedules and any other documents to which Licensor is a party:

                  i. have been duly authorized by Licensor's Board of Directors or managers and, if necessary, Licensor's shareholders;

                  ii.      do not violate (1) any law  applicable  to  Licensor;
                           (2) Licensor's Certificate of Incorporation or other organization documents, as the case may be; or (3) any applicable order of any court or other governmental agency;

                  iii. do not or will not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under leases or any other agreement to which Licensor is or may become a party;

                  iv. do not violate or conflict with the respective leases which Licensor entered into with the landlords identified in the Co-Location Schedules, which landlords have granted Licensor express authority and permission to enter into this Agreement, the Co-Location Schedules and any other agreement with Licensee;

                  v. constitute legal, valid and binding obligations of Licensor, enforceable against Licensor in accordance with their terms.

         c. Quiet Enjoyment. Licensor covenants that, if and so long as Licensee shall fully and faithfully perform and comply with the provisions set forth under this Agreement, Licensee shall and may peaceably and quietly have, hold and enjoy the Space for the Term, free from interference from Licensor, its successors, assigns and transferees and any other third party claiming by or through Licensor. Licensor further covenants that it will use its best efforts to obtain a covenant of quiet enjoyment for Licensee from each landlord of each Site.

         d. Notice of Default. Licensor covenants to provide a copy of all notices delivered to Licensor from any landlord relating to a possible or actual default or threat to remove Licensor from any Site under Licensor's lease with such landlord immediately upon receipt thereof (the "Lease Default Notice").

5. Equipment Installation and Removal. Licensee shall install the Equipment in the space. Within 60 days after the expiration or termination of the License for the Space, Licensee, at its expense, shall remove from the Space, all of Licensee's property, and Licensee shall repair any damage to the Space or the Site resulting from the installation or removal of Licensee's property.

6. Term. The term of the License with respect to each Space shall commence on the day Licensee first installs Equipment in that Space, as notified in writing by Licensee to Licensor (the "Commencement Date") and terminate on the date specified in the respective Co-Location Schedule (the "Expiration Date"), unless earlier terminated pursuant to the terms of this Agreement (the "Term"). On or after the Commencement Date, Licensor shall execute a Memorandum of License Commencement, which shall specify the Commencement Date. The failure by Licensor or Licensee to execute a Memorandum of License Commencement shall not affect the occurrence of the Commencement Date. The term of this Agreement shall commence on the date hereof and terminate on the later to occur of (i) January 31, 2004 or (ii) the latest Expiration Date of the Co-Location Schedule(s) then in effect.

7. License Fees. Licensee shall pay to Licensor the License Fees set forth on Section 4 of each Co-Location Schedule as consideration for the License granted and all Services provided to Licensee. All recurring License Fees are payable monthly in advance on the first day of each month during the Term with respect to such Co-Location Schedule. In the event the Commencement Date is not the first day of a month, the License Fee shall be pro rated for such month. Nonrecurring fees are due and payable 30 (thirty) days after receipt of invoice by Licensee. In addition to any fees specified herein, Licensee shall also be responsible for the payment of sales and/or use taxes, if any, imposed by any governmental authority or agency in connection with the license granted hereunder or Services performed hereunder. In the event that Licensee fails to pay the License Fees set forth in this Section 7 within ten (10) days after such payment is due, then Licensee shall pay Licensor a late charge equal to 1% per month as an agreed liquidated amount and as compensation for Licensor's additional reasonable administrative expense relating to such late payment.

8. Power. Charges for power are set forth in Exhibit C. Licensor will, at Licensee's request, provide a DC power plant capable of operating on batteries for not less than 4 four hours. Licensor will, at Licensee's request, provide generator back up power. In addition, Licensor will build a DC plant to accommodate the Licensee's consumption needs for DC power.

9. Security Deposit. Simultaneously with the execution of each Co-Location Schedule, Licensee will deposit with Licensor the security deposit set forth in Section 5 of such Co-Location Schedule ("Security Deposit"). Each Security Deposit shall bear interest and shall be deposited in a segregated interest bearing account at a financial institution disclosed to Licensee and shall be security for the payment and performance by Licensee of all of Licensee's obligations, covenants, conditions and agreements under this Agreement. Promptly upon expiration or termination of the Term (or any renewals and extensions thereof), and in no event later than 75 days after the expiration or termination of the Term, Licensor shall, (provided the Licensee is not in default under the terms hereof) return such security deposit to Licensee with accrued interest, less any reasonable amounts appropriated and properly documented by Licensor to make good on Licensee's obligations hereunder.

10. Insurance. At its expense, Licensor shall maintain in full force and effect at all times while it has any obligations remaining under this Agreement, policies of insurance written as primary coverage and not contributing with or in excess of any coverage Licensee may carry. These policies will be issued by an insurance carrier with a Best's rating of at least A X which afford the following:

         a. All-Risk Property Insurance to insure physical loss or damage, at replacement value, to the Space. Licensor will be responsible for insuring its own personal property, machinery and equipment.

         b. Commercial General Liability Insurance, including coverage for Bodily Injury, Property Damage, Personal Injury and Contractual Liability in an amount not less than $1,000,000 per occurrence with an annual aggregate of $2,000,000. A claims made policy is not permitted.

         c. Workers' Compensation Insurance in Statutory amounts and Employer's Liability Insurance in an amount not less than $500,000 per occurrence.

         At its expense, Licensee shall maintain in full force and effect at all times while it has any obligations remaining under this Agreement, policies of insurance written as primary coverage and not contributing with or in excess of any coverage Licensor may carry. These policies will be issued by an insurance carrier with a Best's rating of at least A X which afford the following:

         a. All-Risk Property Insurance to insure physical loss or damage, at replacement value, to the Equipment.

         b. Commercial General Liability Insurance, including coverage for Bodily Injury, Property Damage, Personal Injury and Contractual Liability in an amount not less than $1,000,000 per occurrence with an annual aggregate of $2,000,000. A claims made policy is not permitted.

         c. Workers' Compensation Insurance in Statutory amounts and Employer's Liability Insurance in an amount not less than $500,00 per occurrence.

         Certificates of Insurance, evidencing the above coverages with limits not less than those specified above, shall be delivered to Licensor and Licensee upon execution of this Agreement and annually thereafter. Such Certificates of Insurance, with the exception of Workers' Compensation Insurance, will confirm that each policy listed above has been endorsed to name KMC Telecom V, Inc., Licensor, their respective subsidiaries, affiliates, directors, officers, agents, assigns, financing parties and employees as additional insured.

         All Certificates of Insurance shall expressly provide that not less than (30) days prior written notice be given to Licensee in the event of a material alteration to or cancellation of the coverage's evidenced by such certificates with no disclaimer. The limits of insurance required shall not limit Licensor and Licensee's liability under
         Section 11. Failure by Licensee to receive or request such Certificates does not represent a waiver of the requirements for insurance coverage noted above.

11       Indemnity.  Licensee shall, subject to Section 12 below, indemnify  and hold harmless Licensor against all claims, suits, expenses, losses, liabilities or damages resulting from any breach by Licensee of any material provision of this Agreement or from any gross negligence or willful misconduct of Licensee. Licensor shall, subject to Section 12 below, indemnify and hold harmless Licensee against all claims, suits, expenses, losses, liabilities or damages resulting from any breach by Licensor of any material provision of this Agreement or from any gross negligence or willful misconduct of Licensor.

12       Limitation  of  Liability.  Notwithstanding  Section 11  above,  in  no event shall either party be liable for incidental, consequential, indirect damages, lost profits, lost information or any damages to the other or any of such party's customers' business or property caused by any error in judgment of, or any action taken or omitted by, the other party, or any interruption of the Services, unless such error, action, omission or interruption constitutes or results from gross negligence or willful misconduct of the other party. Neither party shall be liable for any claims, suits, expenses, losses, liabilities or damages caused by the other party's failure to perform its obligations under this Agreement or by its failure to fulfill its obligations under this Agreement due to causes beyond its control, including, but not limited to: acts of God, interruption of power or other utilities, interruption of transportation or communication services, acts of civil or military authority, national emergencies, or strike.

13       Confidentiality.   Each  party,  for  itself,  its  agents,   employees
     and representatives agrees that it will not divulge any confidential or proprietary information as identified below which it receives from the other party, except as may be required in the performance of the Services or the implementation of the project with respect to which the Services are rendered; provided, however, that no liability shall arise hereunder as a result of the dissemination of any information which (i) was in the possession or control of one party prior to the date of disclosure to that party by the other party hereunder, or (ii) was in the public domain or enters the public domain through no improper act by the party to which such information was disclosed or any of that party's agents or employees, or
     (iii) was rightfully given to a party by a source independent of the other party, and provided further, that each party shall be permitted to disclose any information to the extent required by applicable law or governmental authorities. Any information received by Licensor from Licensee in connection with Licensee or Licensor's performance of Services to Licensee under this Agreement shall be deemed confidential information hereunder as well as any information Licensee may receive concerning any third party in the Space shall be deemed confidential information hereunder. Any report or other document prepared by Licensor in connection with Licensor's performance of the Services to Licensee shall be deemed to be confidential information hereunder.

14       Binding  Agreement;  Assignment.  This Agreement  shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Licensee shall not be permitted to assign this Agreement or any interest herein without the prior written consent of Licensor, which consent shall not be unreasonably withheld. Licensee will remain fully liable for the payment of fees and for the performance of all the other obligations of Licensee contained in this Agreement. The consent by Licensor to any assignment shall not relieve Licensee of the obligation to obtain the consent of Licensor to any future assignment. Notwithstanding the foregoing, Licensor acknowledges and agrees that Licensee may assign or collaterally assign, in whole or in part, its rights, interests and obligations hereunder without limitation to any of its affiliates, any party providing financing to the Licensee, and any successors and assigns of the foregoing without the consent of the Licensor. Licensee will provide Licensor with notice of any assignment. Licensor agrees that the holder of any security interest shall not be prevented or impeded by Licensor from enforcing such security interest and Licensor shall not terminate any License or this Agreement without the prior written consent of the assignee. Licensor shall execute all consents to assignment and/or acknowledgements of any security interest as are requested by Licensee to give effect to the foregoing. Such acknowledgements may contain an agreement to allow the holder of such security interest to cure defaults by Licensee under this Agreement and a consent to allow the assignment to the successors-in-interest of the holder of such security interest.

15       Mutual  Cooperation.  Licensee  shall  cooperate   with   Licensor   in
     connection with Licensor's performance of the Services. Licensee shall, with reasonable promptness, provide all information reasonably required by Licensor for its performance of the Services, and shall make designated representatives available for regular consultation at such times and places as Licensor shall reasonably request. Licensor shall cooperate with Licensee in connection with Licensee's use of the Space. Licensor shall, with reasonable promptness, provide all information reasonably required by Licensee for its use of the Space, and shall make designated representatives available for regular consultation at such times and places as Licensee shall reasonably request.

16       No Agency  Relationship  Implied. It  is  acknowledged  and  agreed  by
     Licensee that Licensor performs the Services hereunder solely as an independent contractor and that no joint venture, partnership, employment, agency or other relationship is intended, accomplished or embodied in this Agreement. Licensor shall have the sole and exclusive right to supervise, manage, control and direct its performance of this Agreement.

17       Default by Licensor.  In the event Licensor fails to  perform or comply with any provision of this Agreement within twenty (20) days of Licensee's written notice to Licensor of its failure to perform or comply with any other provision of this Agreement, Licensee may terminate the License for the subject Space for which nonperformance or noncompliance has occurred. If Licensor is unable to cure within the prescribed twenty (20) days or if the nonperformance or noncompliance is of a nature that cannot be cured within twenty (20) days, Licensor shall so notify Licensee and Licensee shall give Licensor a reasonable amount of time to cure such nonperformance or noncompliance. If Licensor fails to cure within a reasonable amount of time, Licensee may terminate the License for the applicable Space. Upon receipt of a Lease Default Notice which Licensee reasonably believes will result in a termination of Licensor's lease within thirty (30) days thereafter, Licensee may immediately notify Licensor of its intention to terminate the License for the Space covered by such notice and unless Licensor provides evidence in support of the lease continuing beyond such 30 day period within five (5) days after receipt of such notice, the Licensee may immediately terminate the License with respect to such Space. Licensor shall in any event remain fully liable for damages as provided by law and or all costs and expenses incurred by Licensee on account of any default, including reasonable attorneys' fees, subject to the limitation of liability set forth in Section 12. Licensor's obligation to pay all fees and charges that have been accrued shall survive any termination of any License.

18       Default by Licensee.  In the event  Licensee  fails to  pay  monthly or other fees required to be paid hereunder within fifteen (15) days of Licensor's written notice to Licensee of its failure to pay when due and demand for the immediate payment thereof, Licensor may terminate the License for the subject Space for which fees have not been paid. In the event Licensee fails to perform or comply with any other provision of this Agreement within twenty (20) days of Licensor's written notice to Licensee of its failure to perform or comply with any other provision of this Agreement, Licensor may terminate the License for the subject Space for which nonperformance or noncompliance has occurred. If Licensee is unable to cure within the prescribed twenty (20) days or if the nonperformance or noncompliance is of a nature that cannot be cured within twenty (20) days, Licensee shall so notify Licensor and Licensor shall give Licensee a reasonable amount of time to cure such nonperformance or noncompliance. If Licensee fails to cure within a reasonable amount of time, Licensor may terminate the License for the applicable Space. Licensee shall in any event remain fully liable for damages as provided by law and or all costs and expenses incurred by Licensor on account of such default, including reasonable attorneys' fees, subject to the limitation on liability set forth in Section 12. Licensee's obligation to pay all fees and charges that have been accrued shall survive any termination of any License. Upon such termination of any License pursuant to this Section 18, Licensee shall remain fully liable for all License Fees under such License from such date of termination through the Expiration Date of the relevant License. All such amounts shall become immediately due and payable.

19 Notices. All notices, reports, requests or other communications given pursuant to this Agreement shall be made in writing, shall be delivered by hand delivery, overnight courier service or fax, shall be deemed to have been duly given when delivered, and shall be addressed as follows or to such other location as either party shall designate via certified return receipt notification:

         To Licensee:

                           KMC Telecom V, Inc.
                           1545 Route 206
                           Suite 300
                           Bedminster, NJ  07921
                           Attn:  Alan M. Epstein, Esq.
                           Telephone:       (908) 470-2100
                           Fax:             (908) 470-8776


         With a copy to:

                           Scott Stinson
                           KMC Contract Manager
                           4250 International Boulevard
                           Suite B
                           Norcross, Georgia 30093
                           Tel: (678) 206-9551
                           Fax: (678) 206-9596

         To Licensor:

                           Wallace L. Walcher
                           Fullnet Communications, Inc.
                           201 Robert S. Kerr
                           Suite 210
                           Oklahoma City, OK  73102
                           Tel.:  (405) 232-0958
                           Fax:  (405) 236-8201

20       Governing  Law. This  Agreement  shall be governed by the laws  of  the
     State of New York, without regard to any conflict of laws principles that would require applying another State's laws.

21       Jurisdiction  and Venue.  Each of the parties  hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for the purposes of all legal proceedings relating to the execution, validity or enforcement of this Agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

22       Entire  Agreement.  The  Agreement  constitutes  the  entire  agreement between Licensor and Licensee with respect to the use of the Space and the Services, and may be modified only by a written instrument signed by a duly authorized officer on behalf of each party. Any representation or statement not contained in this Agreement shall not be binding upon Licensor or Licensee.

     IN WITNESS WHEREOF, an authorized representative of each of the parties hereof have executed this Agreement on the day and year first written above.

FULLNET COMMUNICATIONS INC.

By:   /s/ Wallace L. Walcher
    ------------------------------
    Name: Wallace L. Walcher
    Title: Chief Operating Officer

KMC TELECOM V, INC.,

a Delaware corporation

By:
    ------------------------------
    Name:
    Title:

                               LIST OF ATTACHMENTS
                               -------------------

Schedule 1 - Sites

Exhibit A - Licensee's Equipment List

Exhibit B - Installation Support Work

Exhibit C - Miscellaneous and Support Charges

Exhibit D - Form of Co-Location Schedule

                                   SCHEDULE 1
                                   ----------

                                     SITES
                                     -----

201 Robert S. Kerr, Suite 210, Oklahoma City, OK 73102

                                    EXHIBIT A
                                    ---------

                                 EQUIPMENT LIST
                                 --------------

Licensee's Name:   KMC TELECOM V, INC.

By (signature):

Name:

Title:

City/Site  Cabinet ID  Equipment  Power    Heat (BTU)  Size      Weight
                       ID         (Kva)               (HxWxD)   (pounds)

Equipment at the sole discretion of KMC Telecom V, Inc.

                                    EXHIBIT B
                                    ---------

                            INSTALLATION SUPPORT WORK
                            -------------------------

Licensor will provide the following Installation Services:

1.   Site Preparation

     1.1. Licensor will provide circuit convenience outlets within the vicinity of Licensee's Space, including for Licensee's use of test equipment.

     1.2. Licensor will supply overhead cable ladders in proximity to Licensee's cabinets for the running of communication circuits.

     1.3. Licensor will supply Licensee's cage with adequate amps of DC power A and B feed (s) and UPS backed AC power to be terminated on a power distribution frame, with specifications to be provided in the Co-Location Schedule.

2.   Equipment

     2.1. Licensee is responsible for all Equipment installation.

     2.2. Licensee will provide cabinets at its own expense.

     2.3. Licensee to install cabinets at its own expense.

                                    EXHIBIT C
                                    ---------

                        MISCELLANEOUS AND SUPPORT CHARGES
                        ---------------------------------

1. Licensor will supply technical support using the Hands, Eyes and Ears approach. This approach will consist of the following:

     1.1. Reporting of the visual status of lights, switches and printed outputs.

     1.2. Re-setting of Equipment, cycle power, review connectors for physical integrity.

     1.3. Reporting to the Licensee any Equipment alarms.

     1.4. Swapping of cards and/or plug-ins under Licensee supervision.

     1.5. At Licensee's request, Licensor will provide cabling support.

2. Licensor shall provide fire detection, alarm and suppression equipment and services at all times to protect Licensee's equipment in the Space.

3. Licensor will charge on an hourly basis for additional services not included in the Services; the actual rate will vary according to location.

     3.1. Minimum charge of 1 hour, at the following rates:

     3.2. Normal business hours: $95/hr

     3.3. Nights and weekends: $135/hr

4. If the hands, eyes and ears approach does not remedy the problems, the Licensee may bring in Sub-Contractors to perform additional support services:

     4.1. At the Licensee's request, Licensor may provide a list of recommended Sub-Contractors for each Site.

     4.2. Where the Licensee directs Licensor to bring in an outside vendor for Equipment repair or reconfiguration: 1) this expense will generally be billed directly to the Licensee by the vendor or 2) where Licensor is the billed entity it will charge actual cost plus 25%.

5.   Flat Fee Power Charges - specifications to be provided by Licensee:

     5.1. Non-UPS backed power is charged at 100% x $12 x per amp of circuit capacity.

     5.2. UPS AC backed power is charged at 100 % x $25 x per amp of circuit capacity.

     5.3. DC power is charged at 100% x $20 x per amp of circuit capacity.

     5.4. Rate Increases: In the event that power rates charged Licensor increase more than 5% above current levels, Licensor reserves the right to increase the rate proportionately.

6.   Cable/Cross Connection Fees:

     6.1. Direct Connection Fees:


          6.1.1. Cable charges are the responsibility of the Licensee and may be directly negotiated with the carrier concerned. Within each Licensor facility, the following cross connection fees apply:

          6.1.2. To Carriers: Currently no charge

          6.1.3. To other Licensees:    $30 per month

     6.2. Cross-Connect Fees. Within each Licensor facility, the following cross connection fees apply:


          6.2.1. Install fee per DS1:   $25

          6.2.2. Install fee per DS3:   $75

          6.2.3. Install fee per OCX:   $250

          6.2.4. DS1 monthly charge:    $40

          6.2.5. DS3 monthly charge:    $80

          6.2.6. OCX monthly charge:    $125

                                    EXHIBIT D
                                    ---------

                          FORM OF CO-LOCATION SCHEDULE

        Site Name: 201 Robert S. Kerr, Suite 210, Oklahoma City, OK 73102



         THIS CO-LOCATION SCHEDULE (the "Co-Location Schedule") dated June 20, 2000, shall be attached to and become a part of the MASTER LICENSE AGREEMENT dated June 20, 2000 by and between KMC Telecom V, Inc., as Licensee and Fullnet Communications Inc., as Licensor ("Licensor") ("Master License Agreement").


                                   WITNESSETH:

         WHEREAS, Licensor has entered into the Master License Agreement with KMC Telecom V, Inc., a Delaware corporation; and

         WHEREAS, Licensor has entered into a lease with BOK Plaza Associates, LLC covering the leasing of 201 Robert S. Kerr, Suite 210, Oklahoma City, OK 73102; and

         WHEREAS, Licensee wishes to operate its Equipment located at the Licensor's premises in 201 Robert S. Kerr, Suite 210, Oklahoma City, OK 73102 and Licensor is willing to grant to Licensee a license to use a portion of the Licensor premises for such purposes under the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained and for other good and valuable consideration, Licensor and Licensee hereby agree as follows:

         1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Master License Agreement.

         2. Term. The term of this License (the "Term") shall commence on the Commencement date and terminate on January 31, 2004.

         3. Space. Licensee shall use a part of Licensor's premises (the "Space") to accommodate five hundred square feet (500 sq. ft.) of caged space at $45/square foot. Licensor will supply power of the type and designated in Exhibit B of the Master License Agreement and in the following amounts: DC Power: A and B feeds each, 1000 amps; AC Power: 80 amps.

         4. License Fees. Licensee shall pay to Licensor the following fees (License Fees) in accordance with Section 7 of the Master License Agreement: (i) commencing on the Commencement Date $44,500.00 per month for the Space and the Services (except the Installation Services) which includes 100% of the usage of the type of power, as provided in Exhibit B of the Master License Agreement; and (ii) upon initiation of installation of Equipment, a one time payment of $32,700.00 for Installation Services as provided in Exhibit B of the Master License Agreement.

         5. Security Deposit. Simultaneously with the execution of the License, Licensee will deposit with Licensor the sum of $44,500.00 to be held as Security Deposit in accordance with
                  Section 9 of the Master License Agreement.

         6. Subordination/Conflict. This Co-Location Schedule is in all respects subject to and subordinate to the terms and conditions of the Master License Agreement. In the event of inconsistency between any terms of this Co-Location Schedule and any terms of the Master License Agreement, the terms of the Master License Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have duly executed this License as of the day and year first above written.

                                     By:      ______________________________
                                     Name:
                                     Title:

                                     KMC TELECOM V, INC.,
                                     a Delaware corporation

                                     By:      ______________________________
                                     Name:    Wallace L. Walcher
                                     Title:   Chief Operating Officer

                                     Fullnet Communications, Inc.,
                                     an Oklahoma corporation

The foregoing is acknowledged and consented to:
BOK Plaza Associates, LLC


------------------------------------
Name:
Title:

                                                                  EXECUTION COPY
                                                                  --------------

                      ACKNOWLEDGMENT AND CONSENT AGREEMENT

                  ACKNOWLEDGMENT AND CONSENT AGREEMENT (this ("Agreement"), dated as of June 20, 2000, by and among Fullnet Communications, Inc. an Oklahoma Corporation (the "Licensor"), KMC TELECOM V, INC., a Delaware corporation (the "Licensee"), and [TELECOM V INVESTOR TRUST 2000-A], a [ ] (the "Lessor").

                  WHEREAS, the Licensee has entered into certain agreements with the Lessor (the "Financing Documents") pursuant to which the Lessor and certain other financing parties have agreed to provide lease financing for the acquisition of certain equipment (the "Equipment") to be used by the Licensee to provide media gateway services (the "Services");

                  WHEREAS, in connection with the performance of the Services, the Licensee and the Licensor have entered into the Master License Agreement, dated as of June 20, 2000 (the "Master License Agreement"), pursuant to which the Licensor has granted the Licensee a license to use a portion of certain premises leased by it to accommodate a portion of the Equipment;

                  WHEREAS, in order to secure the Licensee's obligations under the Financing Documents, the Licensee has agreed irrevocably to transfer and assign for security purposes, and grant a first priority security interest in, all of its right, title and interest in, to and under (among other things) the Master License Agreement to the Lessor, pursuant to a security agreement (dated on or about the date hereof) between the Licensee and the Lessor (the "Security Agreement"); and

                  WHEREAS, it is a condition precedent to the consummation of the lease financing under the Financing Documents that the Licensor shall have executed and delivered this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

                  1. Definitions; Interpretation. Capitalized terms used in this Agreement without definition shall have the respective meanings ascribed thereto in the Master License Agreement. In this Agreement, unless the context expressly indicates otherwise, terms defined in the singular shall have the same meanings when used in the plural and vice versa; references to any law (whether statutory, administrative or otherwise) shall include all provisions amending, replacing, succeeding or supplementing such law; references to agreements or other contractual instruments shall include all amendments, modifications and supplements thereto; and references to persons or entities shall include such person's or entity's successors and assigns.

                  2. Undertakings Relating to the Financing. The Licensor hereby acknowledges and agrees for the benefit of the Lessor that:

                  (a) Consent to Assignment. The Licensor irrevocably consents to the transfer and assignment for security purposes of the Licensee's right, title and interest in, and rights and obligations under, the Master License Agreement to the Lessor pursuant to the Security Agreement.

                  (b) Cure Rights. Upon receipt by the Licensor of written notice from the Lessor that an event of default has occurred and is continuing under the Financing Documents, the Lessor shall be entitled to exercise any and all rights of the Licensee under the Master License Agreement in accordance with its terms. Until such time as the Lessor seeks to exercise remedies under the Security Agreement in respect of the Master License Agreement and gives written notice as provided herein, the Licensor shall continue to deal directly with the Licensee with respect to its obligations to the Licensee under each of the Master License Agreement. Upon receipt of written notice from the Lessor that an event of default has occurred and is continuing under the Financing Documents and that the Lessor is exercising rights of the Licensee under the Master License Agreement, the Licensor shall deal exclusively and directly with the Lessor or its designee(s) or assignee(s), as the case may be, and not the Licensee.

                  The Licensor will not, without the prior written consent of the Lessor, exercise any of its rights set forth in the Master License Agreement to cancel or terminate, or suspend performance under, the Master License Agreement due to the Licensee's breach of or failure to perform any of its obligations under the Master License Agreement:

                           (1) with  respect  to a payment  default,  unless the
                  Licensor shall have delivered to the Lessor prior written notice declaring its intention to terminate the Master License Agreement as a result of a payment default beyond the cure period provided in Section 18 of the Master License Agreement and specifying the payment default giving rise thereto, and before exercising any of its rights set forth in the Master
                  License Agreement shall have permitted the Lessor or their designee(s) or assignee(s) an additional cure period of 30 days in which either (x) to cure any such payment default or
                  (y) to assume liability for the Master License Agreement pursuant to Section 2(c) below; and

                           (2) with respect to any breach or default, other than
                  a payment default, unless the Licensor shall have delivered to the Lessor prior written notice of its intent to exercise such right, specifying the nature of the breach or default giving rise to such right and before exercising any of its rights set forth in the Master License Agreement shall have permitted the Lessor or their designee(s) or assignee(s) an additional cure period of 60 days in which either (x) to cure any such default by remedying such breach or event or performing or causing to be performed the obligation in default or (y) to assume liability for the Master License Agreement pursuant to Section 2(c) below;

                  The cure periods set forth in this Agreement shall in no way limit the Licensor's rights to interest on overdue amounts at the rate and time provided for in the Master License Agreement, rights to claim compensation for Licensee events of default or rights to cure any failure of the Licensee and seek reimbursement therefor.

                  Except  as  otherwise  expressly  provided  pursuant  to  this
         Section 2, no curing of or attempt to cure any of the Licensee's defaults under the Master License Agreement shall be construed as an assumption by the Lessor of any obligations of the Licensee.

                  (c) Replacement of Current Licensee by Direct Assumption of Liabilities. The Lessor or its designee(s) or assignee(s) may elect by written notice delivered to the Licensor to assume liability for the Licensee's obligations under the Master License Agreement; provided, however, that the Lessor or its designee(s) or assignee(s) shall agree to cure any existing payment default, and non-payment defaults which are capable of cure by a party other than the Licensee, in each case within the time periods set forth in subsection (b) above. Except as set forth in the preceding sentence, the Lessor shall not be liable for the performance or observance of any of the obligations or duties of the Licensee under the Master License Agreement, and the assignment of the Master License Agreement by the Licensee to the Lessor pursuant to the Security Agreement shall not give rise to any duties or obligations whatsoever on the part of the Lessor owing to the Licensor. In the event that the Lessor assumes or is liable under the Master License Agreement, liability in respect of any and all obligations of any such person or entity under the Master License Agreement shall be limited solely to such person's or entity's interest in the Equipment (and no officer, director, employee, shareholder, affiliate or agent thereof shall have any liability with respect thereto). In the event that there are multiple designees or assignees of the Lessor, then each designee or assignee shall be jointly and severally liable for the Licensee's obligations under said Master License Agreement.

                  Upon the exercise by the Lessor of any of the remedies under the Security Agreement in respect of the Master License Agreement, the Lessor may assign its rights and interests and the rights and interests of the Licensee under the Master License Agreement to any person or entity pursuant to a form of assignment and assumption agreement reasonably satisfactory to the Licensor, if such person or entity shall assume liability for all past and future obligations of the Licensee under the Master License Agreement. Upon such assignment and assumption, the Lessor shall be relieved of all obligations under the Master License Agreement assumed pursuant to the preceding paragraph.

                  (d) Changes to Master License Agreement. The Licensor will not, without the prior written consent of the Lessor:

                  (i) consent to or accept any cancellation, termination or suspension of the Master License Agreement by the Licensee;

                  (ii) amend, supplement or otherwise modify any provision of the Master License Agreement (as in effect on the date hereof); or

                  (iii) sell, assign, delegate or otherwise dispose of (by operation of law or otherwise) any part of its interest in the Master License Agreement.

                  (e) Replacement of Master License Agreement in Bankruptcy. In the event that (i) the Master License Agreement is rejected by a trustee, liquidator, debtor-in-possession or similar person or entity in any bankruptcy, insolvency or similar proceeding involving the Licensee, or (ii) the Master License Agreement is terminated as a result of any bankruptcy, insolvency or similar proceeding involving the Licensee and, if within 90 days after such rejection or termination, the Lessor or its designee(s) or assignee(s) shall so request, the Licensor will execute and deliver to the Lessor or such designee(s) or assignee(s) a new Master License Agreement which shall be for the balance of the remaining term under the original Master License Agreement before giving effect to such rejection or termination and shall contain the same conditions, agreements, terms, provisions and limitations as the original Master License Agreement (except for any requirements which have been fulfilled by the Licensee and the Licensor prior to such rejection or termination); provided that the Lessor or such designee(s) or assignee(s) (i) shall have cured any existing payment default, and non-payment defaults which are capable of cure by a party other than the Licensee, in each case within the 90 day time period set forth above, and (ii) shall execute and deliver the new Master License Agreement. References in this Agreement to an "Master License Agreement" shall be deemed also to refer to the new Master License Agreement in replacement thereof.

                  (f) Liabilities Limited to Master License Agreement. In connection with any cure pursuant to this Section 2 of the Licensee's default(s) under the Master License Agreement or any assumption pursuant to this Section 2 by any person of the Licensee's liabilities thereunder, only those obligations and liabilities arising expressly under the Master License Agreement shall be required to be cured or assumed, as the case may be.

                  3.       Miscellaneous.

                  (a) No failure or delay on the part of the Licensor, the Licensee or the Lessor or any agent or designee of any of the foregoing to exercise, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  (b) The remedies of the Lessor, its designee(s) and/or assignee(s) and the Licensor provided herein are cumulative and not exclusive of any remedies provided by law.

                  (c) Any notice, request, proposal for changes or correspondence required or permitted under the terms and conditions of this Agreement shall be in writing and (i) delivered personally, (ii) transmitted by facsimile and either (x) recipient acknowledges receipt to sender or (y) sender is able to deliver to recipient a transmission confirmation, or (iii) sent by an internationally recognized overnight mail or courier service, with delivery receipt requested, to the following addresses:

                  If to Licensee:           KMC Telecom V, Inc
                                            1545 Route 206
                                            Suite 300
                                            Bedminster, NJ 07921
                                            Attn:    Alan M. Epstein, Esq.
                                            Tel.:    (908) 470-2100
                                            Fax:     (908) 470-8776

                  With copy to:             Scott Stinson
                                            KMC Contract Manager
                                            4250 International Blvd.
                                            Suite B
                                            Norcross, Georgia 30093
                                            Tel: (678) 206-9551
                                            Fax: (678) 206-9596

                  If to Licensor:           Wallace L. Walcher
                                            Fullnet Communications, Inc.
                                            201 Robert S. Kerr
                                            Suite 210
                                            Oklahoma City, OK  73102
                                            Tel.:  (405) 232-0958
                                            Fax:  (405) 236-8201

                  If to Lessor:             [Telecom V Investor Trust 2000-A]
                                            [address]
                                            Attn:    ___________
                                            Tel:     ___________
                                            Fax:     ___________

                  All notices shall be deemed to have been duly given or made when delivered, or, in the case of telecopy notice, when received.

                  (d) This Agreement may be amended, waived or modified only by an instrument in writing signed by the Licensor and the Lessor. Any waiver shall be effective only for the specified purpose for which it is given.

                  (e) This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  (f) If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction,
(ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, and (iii) to the extent practicable, invalid or unenforceable provisions shall be replaced by valid and enforceable solutions having the same economic effect on the parties as was intended by the invalid or unenforceable provisions.

                  (g) Headings appearing herein are used solely for convenience and are not intended to affect the interpretation of any provision of this Agreement.

                  (h) The agreements of the parties hereto are solely for the benefit of the Licensor, the Licensee, the Lessor, and shall be binding upon and inure to the benefit of the respective permitted successors and assigns of each of the foregoing parties. No other person or entity (other than the foregoing parties, including their respective permitted successors and assigns) shall have any rights hereunder.

                  (i) This Agreement shall be governed by, and construed in accordance with the law of the State of New York.

                  (j) Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for the purposes of all legal proceedings relating to the execution, validity or enforcement of this Agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  (k) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  IN WITNESS WHEREOF, the undersigned by its officer duly authorized has caused this Agreement to be duly executed and delivered as of the date first written above.

                                      FULLNET COMMUNICATIONS, INC.


                                      By____________________________________
                                           Name: Wallace L. Walcher
                                           Title: Chief Operating Officer



                                      KMC TELECOM V, INC.


                                      By____________________________________
                                           Name:
                                           Title:



                                      [TELECOM V INVESTOR TRUST 2000-A]


                                      By____________________________________
                                           Name:
                                           Title:

                              CO-LOCATION SCHEDULE

        Site Name: 201 Robert S. Kerr, Suite 210, Oklahoma City, OK 73102



         THIS CO-LOCATION SCHEDULE (the "Co-Location Schedule") dated June 20, 2000, shall be attached to and become a part of the MASTER LICENSE AGREEMENT dated June 20, 2000 by and between KMC Telecom V, Inc., as Licensee and Fullnet Communications Inc., as Licensor ("Licensor") ("Master License Agreement").


                                   WITNESSETH:

         WHEREAS, Licensor has entered into the Master License Agreement with KMC Telecom V, Inc., a Delaware corporation; and

         WHEREAS, Licensor has entered into a lease with BOK Plaza Associates, LLC covering the leasing of 201 Robert S. Kerr, Suite 210, Oklahoma City, OK 73102; and

         WHEREAS, Licensee wishes to operate its Equipment located at the Licensor's premises in 201 Robert S. Kerr, Suite 210, Oklahoma City, OK 73102 and Licensor is willing to grant to Licensee a license to use a portion of the Licensor premises for such purposes under the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained and for other good and valuable consideration, Licensor and Licensee hereby agree as follows:

         7. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Master License Agreement.

         8. Term. The term of this License (the "Term") shall commence on the Commencement date and terminate on January 31, 2004.

         9. Space. Licensee shall use a part of Licensor's premises (the "Space") to accommodate five hundred square feet (500 sq. ft.) of caged space at $45/square foot. Licensor will supply power of the type and designated in Exhibit B of the Master License Agreement and in the following amounts: DC Power: A and B feeds each, 1000 amps; AC Power: 80 amps.

         10. License Fees. Licensee shall pay to Licensor the following fees (License Fees) in accordance with Section 7 of the Master License Agreement: (i) commencing on the Commencement Date $44,500.00 per month for the Space and the Services (except the Installation Services) which includes 100% of the usage of the type of power, as provided in Exhibit B of the Master License Agreement; and (ii) upon initiation of installation of Equipment, a one time payment of $32,700.00 for Installation Services as provided in Exhibit B of the Master License Agreement.

         11. Security Deposit. Simultaneously with the execution of the License, Licensee will deposit with Licensor the sum of $44,500.00 to be held as Security Deposit in accordance with
                  Section 9 of the Master License Agreement.

         12. Subordination/Conflict. This Co-Location Schedule is in all respects subject to and subordinate to the terms and conditions of the Master License Agreement. In the event of inconsistency between any terms of this Co-Location Schedule and any terms of the Master License Agreement, the terms of the Master License Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have duly executed this License as of the day and year first above written.

                                      By:    ______________________________
                                      Name:
                                      Title:

                                      KMC TELECOM V, INC.,
                                      a Delaware corporation

                                      By:    ______________________________
                                      Name:  Wallace L. Walcher
                                      Title: Chief Operating Officer

                                      Fullnet Communications, Inc.,

                                      an Oklahoma corporation

The foregoing is acknowledged and consented to:
BOK Plaza Associates, LLC


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